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                                                  REGISTRATION NO. 333-29635
                                                  FILED UNDER RULE 424(b)(3)



                             UNAPIX ENTERTAINMENT, INC.

                        SUPPLEMENT NO. 2 DATED JULY 22, 1998
                         TO PROSPECTUS DATED JULY 21, 1997
                      AS PREVIOUSLY SUPPLEMENTED BY SUPPLEMENT
                               DATED JANUARY 7, 1998


     During June 1998 all of the Company's Class B Redeemable Warrants ("Class B Warrants") were exercised . Each Class B Warrant entitled the holder to purchase 1.05 shares of the Company's common stock, $.01 par value per share ("Common Stock"), for a price of $4.50. An aggregate of 1,343,968 Class B Warrants were exercised. After giving effect to the exercise of the Class B Warrants, the Company has approximately 7,500,000 shares of Common Stock outstanding.

     Terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Prospectus.